Exhibit 99.15

Johnson & Johnson Reports 2011 Fourth-Quarter and Full-Year Results:

2011 Fourth-Quarter Sales of $16.3 Billion Increased 3.9%; EPS was $0.08
2011 Full-Year Sales of $65.0 Billion Increased 5.6%; Full-Year EPS was $3.49
Excluding Special Items, 2011 Fourth-Quarter EPS was $1.13, an Increase of 9.7%*
And 2011 Full-Year EPS was $5.00, an Increase of 5.0%*

New Brunswick, NJ (January 24, 2012) - Johnson & Johnson today announced sales of $16.3 billion for the fourth quarter of 2011, an increase of 3.9% as compared to the fourth quarter of 2010. Operational sales increased 4.0% and the negative impact of currency was 0.1%. Domestic sales declined 3.4%, while international sales increased 10.2%, reflecting an operational increase of 10.4% and a negative currency impact of 0.2%. Worldwide sales for the full-year 2011 were $65.0 billion, an increase of 5.6% versus 2010. Operational sales increased 2.8% and the positive impact of currency was 2.8%. Domestic sales declined 1.8%, while international sales increased 12.4%, reflecting operational growth of 7.0% and a positive currency impact of 5.4%.
Net earnings and diluted earnings per share for the fourth quarter of 2011 were $0.2 billion and $0.08, respectively. Fourth-quarter 2011 net earnings reflect after-tax charges of $2.9 billion, which include product liability expenses, the net impact of litigation settlements, costs associated with the DePuy ASRTM Hip recall program, and an adjustment to the value of a currency option and costs related to the planned acquisition of Synthes, Inc. Fourth-quarter 2010 net earnings included after-tax charges of $922 million representing product liability expenses, the net impact of litigation settlements, and costs associated with the DePuy ASRTM Hip recall program. Excluding these special items for both periods, net earnings for the current quarter were $3.1 billion and diluted earnings per share were $1.13, representing increases of 9.3% and 9.7%, respectively, as compared to the same period in 2010.*
Net earnings and diluted earnings per share for the full-year 2011 were $9.7 billion and $3.49, respectively. Full-year 2011 net earnings reflect after-tax charges of $4.2 billion, which include product liability expenses, the net impact of litigation settlements, a previously announced restructuring charge by Cordis Corporation, costs associated with the DePuy ASRTM Hip recall program, and an adjustment to the value of a currency option and costs related to the planned acquisition of Synthes, Inc. Full-year 2010 net earnings included a net after-tax gain of $55 million representing product liability expenses, the net impact of litigation settlements, and costs associated with the DePuy ASRTM Hip recall program. Excluding these special items in both periods, net earnings for the full-year 2011 were $13.9 billion and diluted earnings per share were $5.00, representing increases of 4.4% and 5.0%, respectively, as compared with the full year of 2010.*

The Company announced earnings guidance for full-year 2012 of $5.05 to $5.15 per share, which excludes the impact of special items. This guidance reflects operational growth of approximately 3.5% to 5.5% partially offset by an estimated negative impact of currency of approximately 2.5%.
“We delivered solid results for 2011, built on the strong growth of our recently launched pharmaceutical products, and continued the steady momentum of new product approvals across all our businesses,” said William C. Weldon, Chairman and Chief Executive Officer. “Our talented people are focused on bringing meaningful innovations to patients and customers to address significant unmet needs, positioning us well to deliver sustainable leadership and profitable growth in health care.”
Worldwide Consumer sales of $14.9 billion for the full-year 2011 represented an increase of 2.0% over the prior year, consisting of an operational decline of 0.7% and a positive impact from currency of 2.7%. Domestic sales decreased 6.7%; international sales increased 7.3%, which reflected an operational increase of 2.9% and a positive currency impact of 4.4%.
Sales in U.S. over-the-counter medicines were significantly impacted by the suspension of manufacturing at the McNeil Consumer Healthcare facility in Fort Washington, Pa., as well as the impact on production volumes related to ongoing efforts to enhance quality and manufacturing systems. Positive contributors to operational results were international sales of over-the-counter medicines; NEUTROGENA® skin care products; baby care products; and LISTERINE® antiseptic mouthrinse.
Worldwide Pharmaceutical sales of $24.4 billion for the full-year 2011 represented an increase of 8.8% versus the prior year with an operational increase of 6.2% and a positive impact from currency of 2.6%. Domestic sales decreased 1.1%; international sales increased 21.3%, which reflected an operational increase of 15.5% and a positive currency impact of 5.8%.
Sales results in the U.S. were negatively impacted by generic competition for LEVAQUIN® (levofloxacin), a treatment for bacterial infections, which was offset by the strong performance of recently launched products.
The strong performance of recently launched products include STELARA® (ustekinumab), a biologic approved for the treatment of moderate to severe plaque psoriasis; ZYTIGA® (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone or prednisolone, for the treatment of men with metastatic, castration-resistant prostate cancer; INVEGA® SUSTENNA® (paliperidone palmitate) a once-monthly, long-acting, injectable atypical antipsychotic for the acute and maintenance treatment of schizophrenia in adults; and SIMPONI® (golimumab), a biologic approved to treat adults with moderate to severe rheumatoid arthritis, psoriatic arthritis, and ankylosing spondylitis.

Also contributing to operational sales growth were strong results for REMICADE® (infliximab), a biologic approved for the treatment of a number of immune-mediated, inflammatory diseases, including incremental sales from the amended distribution agreement with Merck; recently acquired vaccines, proteins and antibodies from Crucell that prevent and/or treat infectious diseases; PREZISTA® (darunavir), a treatment for HIV; and VELCADE® (bortezomib), a treatment for multiple myeloma.
During the quarter, the U.S. Food and Drug Administration (FDA) approved an additional indication for XARELTO® (rivaroxaban) to reduce the risk of stroke and systemic embolism in patients with nonvalvular atrial fibrillation. In addition, the European Commission granted marketing authorization for EDURANT® (rilpivirine) as a once daily treatment, in combination with other antiretroviral agents (ARVs), for the treatment of human immunodeficiency virus type 1 (HIV-1) infection in ARV treatment-naïve adult patients with a viral load ≤ 100,000 HIV-1 RNA copies/mL.
Also during the quarter, supplemental New Drug Applications were submitted to the FDA seeking approval for the use of XARELTO® (rivaroxaban), an oral anticoagulant, to reduce the risk of thrombotic cardiovascular events in patients with Acute Coronary Syndrome, and for NUCYNTA® ER (tapentadol) extended-release tablets, an oral analgesic, for the management of neuropathic pain associated with diabetic peripheral neuropathy in adults. The Company also announced an agreement with Pharmacyclics, Inc. to jointly develop and market the BTK Inhibitor, PCI-32765 for the treatment of cancer.
Worldwide Medical Devices and Diagnostics sales of $25.8 billion for the full-year 2011 represented an increase of 4.8% versus the prior year with an operational increase of 1.7% and a positive impact from currency of 3.1%. Domestic sales decreased 0.4%; international sales increased 9.2%, which reflected an operational increase of 3.4% and a positive currency impact of 5.8%.
Primary contributors to operational growth included Ethicon's surgical care products; Ethicon Endo-Surgery's Advanced Sterilization Products and international sales of minimally invasive products; Diabetes Care's blood glucose monitoring and insulin delivery products; Biosense Webster's electrophysiology business; and Vistakon's disposable contact lenses. This growth was partially offset by lower sales in the Cardiovascular Care business, reflecting continued market and competitive pressures. As the Company previously announced we have now exited the drug eluting stent market.
During the quarter, the FDA approved the new ThermoCool® SF irrigated ablation catheter for use in atrial fibrillation and cleared the ENSEAL® G2 Curved and Straight Tissue Sealers to expand surgeons' options for achieving strong vessel seals in both open and minimally invasive surgery. Ethicon Endo-Surgery, Inc. also completed its acquisition of SterilMed, Inc., a leader in the reprocessing and remanufacturing of single-use medical devices in the United States.

About Johnson & Johnson
Caring for the world, one person at a time…inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our 118,000 employees at more than 250 Johnson & Johnson operating companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.

* Net earnings and diluted earnings per share excluding special items are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the financial schedules accompanying this press release and can be found in the Investor Relations section of the Company's website at www.investor.jnj.com.

NOTE TO INVESTORS

Johnson & Johnson will conduct a meeting with members of the investment community to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the meeting for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.

Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm.  These schedules include supplementary sales data, a condensed consolidated statement of earnings, and sales of key products/franchises.  Additional information on Johnson & Johnson, including a pharmaceutical pipeline of selected compounds in late stage development and medical devices and diagnostics pipeline of selected products, can be found on the Company's investor website at www.jnj.com
(This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson.  Risks and uncertainties include, but are not limited to, general industry conditions and competition; economic factors, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; trends toward health care cost containment; and increased scrutiny of the healthcare industry by government agencies.  A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended January 2, 2011.  Copies of this Form 10-K, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson.  Johnson & Johnson does not undertake to update any forward-looking statements as a result of new information or future events or developments.)